UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ANAPLAN, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The definitive proxy statement filed by Anaplan, Inc. on May 2, 2022 incorrectly stated that the special meeting of stockholders will be held virtually via live webcast at www.virtualshareholdermeeting.com/PLAN20225M. The correct link to the location of the special meeting of stockholders is at www.virtualshareholdermeeting.com/PLAN2022SM.

The correct link to the location of the special meeting of stockholders was contained in the Proxy Card that was mailed to stockholders on or about May 2, 2022.

Important Additional Information and Where to Find It

In connection with the proposed merger between Anaplan, Inc. (“Anaplan”) and Alpine Merger Sub, Inc. (the “Merger”), Anaplan has filed with the SEC a definitive proxy statement on Schedule 14A, and may file additional relevant materials with the SEC (including any amendments or supplements thereto). Promptly after filing its definitive proxy statement with the SEC, Anaplan mailed the proxy materials to each stockholder entitled to vote at the special meeting relating to the Merger. This communication is not a substitute for the proxy statement or any other document that Anaplan may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF ANAPLAN ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT ANAPLAN WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANAPLAN AND THE MERGER. The definitive proxy statement and other relevant materials in connection with the Merger (including any amendments or supplements thereto), and any other documents filed by Anaplan with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Anaplan’s website (https://investors.anaplan.com) or by writing to Anaplan’s Secretary at 50 Hawthorne Street, San Francisco, California 94105.

Participants in the Solicitation

Anaplan and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Anaplan’s stockholders with respect to the Merger. Information about Anaplan’s directors and executive officers and their ownership of Anaplan Common Stock is set forth in the definitive proxy statement on Schedule 14A filed with the SEC on May 2, 2022. Information regarding the identity of the participants, and their direct or indirect interests in the Merger, by security holdings or otherwise, is set forth in the definitive proxy statement and may be included in any other materials that may be filed with the SEC in connection with the Merger. To the extent the Company’s executive officers or their holdings of Anaplan securities have changed from the amount disclosed in those filings, to Anaplan’s knowledge, such changes have been or will be reflected on statements of change in ownership on Form 4 that will be filed with the SEC.